EXHIBIT 5.1

                       [ALBERTSON'S INC. LETTERHEAD]

                                                  June 24, 1999

Albertson's, Inc.
250 Parkcenter Boulevard
P.O. Box 20
Boise, Idaho  83726



                   Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     I am the Executive Vice President and General Counsel of Albertson's, Inc., a Delaware corporation (the "Company"). The Company is filing with the Securities and Exchange Commission Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (the "Registration Statement") covering an aggregate of 23,115,295 shares (the "Shares") of Common Stock, par value $1.00 per share, of the Company, issuable pursuant to (i) the Company's Amended and Restated 1995 Stock-Based Incentive Plan (the "Albertson's Stock Plan") - (20,000,000 shares); (ii) options and/or limited stock appreciation rights granted under the American Stores Company 1997 Stock Option and Stock Award Plan, 1997A Stock Option and Stock Award Plan, 1997 Stock Plan for Non-Employee Directors, 1989 Stock Option and Stock Award Plan and 1985 Stock Option and Stock Award Plan (the "ASC Plans") which were converted into options and/or limited stock appreciation rights to purchase Shares of the Company pursuant to the Agreement and Plan of Merger, dated August 2, 1998, by and between the Company, American Stores Company and Abacus Holdings, Inc. (the "Merger Agreement") - (2,465,295 shares); and (iii) the American Stores Retirement Estates (the "ASRE") subsequent to the closing of the acquisition contemplated by the Merger Agreement - (650,000 shares).

     All assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

     In connection with this opinion, I have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company, as I have deemed necessary or appropriate for the purposes of this opinion. In all examinations, I have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, I have relied upon, and assume the accuracy of, representations and warranties contained in documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.

     Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that the Shares, when issued or sold, and when delivered in accordance with the provisions of the Albertson's Stock Plan, the ASC Plans and the ASRE, will be duly authorized, validly issued, fully paid and non-assessable.

     The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect.

     I own 26,813 shares of the Company's Common Stock. I hold options granted under the Albertson's 1986 Nonqualified Stock Option Plan and the Albertson's Stock Plan to purchase 110,000 Shares, all of which became exercisable upon completion of the American Stores acquisition. I have been granted an option to purchase $4,000,000 worth of Shares with the number of shares and the option price to be determined based upon the closing price of the Common Stock of the Company on the New York Stock Exchange on June 24, 1999 (the fair market value on the date of the grant).

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not hereby admit that I am in the category of such persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

     The opinions expressed herein are solely for your benefit in connection with the Form S-8 and may not be relied on in any manner or for any purpose by any other person or entity.



                                            Very truly yours,

                                            ALBERTSON'S, INC.


                                            /s/  Thomas R. Saldin
                                            -----------------------------
                                            By:  Thomas R. Saldin
                                                 Executive Vice President
                                                 and General Counsel